POWER OF ATTORNEY (SECTION 16)

	KNOW ALL BY THESE PRESENTS, that the undersigned director or officer of Hooper Holmes, Inc., a New York corporation (the ?Company?), hereby constitutes and appoints Jay Zollinger and Tamra Meek, and each of them, signing singly, the undersigned?s true and lawful attorney-in-fact to:

	1.	prepare, execute in the undersigned?s name and on the
		undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?), in the undersigned?s capacity as an officer and/or director of the Company, a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended
		(the ?Exchange Act?), or any rule or regulation of the SEC;

	2.	prepare, execute in the undersigned?s name and on the
		undersigned?s behalf, and submit to the SEC, in the undersigned?s capacity as an officer and/or director of the Company, Forms 3, 4 and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned?s ownership, acquisition or disposition of securities of the Company;

	3.	do and perform any and all acts for and on behalf of the
		undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or other form or report, including amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority; and

	4.	take any other action of any type whatsoever in connection with
		the foregoing which, in the opinion of such attorney-in-fact,
		may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the
		documents executed by such attorney-in-fact on behalf of the
		undersigned pursuant to this Power of Attorney shall be in
		such form and shall contain such terms and conditions as such
		attorney-in-fact may approve in such attorney-in-fact?s discretion.

	Each of the undersigned hereby grants to each such attorney-in-fact full
	power and authority to do and perform any and every act and thing whatsoever
	requisite, necessary or proper to be done in the exercise of any of the
	rights and powers herein granted, as fully to all intents and purposes
	as the undersigned might or could do if personally present, with full
	power of substitution, resubstitution or revocation, hereby ratifying
	and confirming all that such attorney-in-fact, or such attorney-in-fact?s
	substitute or substitutes, shall lawfully do or cause to be done by virtue
	of this Power of Attorney and the rights and powers herein granted.
	Each of the undersigned acknowledges that the foregoing attorneys-in-fact,
	in serving in such capacity at the request of the undersigned, are not
	assuming, nor is the Company assuming, any of the undersigned?s
	responsibilities to comply with Sections 16(a) of the Exchange Act or
	any liability of the undersigned for failure to company therewith,
	including, without limitation, any liability of the undersigned for
	the disgorgement of profits under Section 16(b).

	For each of the undersigned, this Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


	IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 2nd day of November, 2015.


								__/s/ Chuck Gillman________
								Chuck Gillman
								Director